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I, George A. Henning, certify that:

1. I have reviewed this report on From N-CSR of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.     Omitted pursuant to transitional provisions of release No. 34-47262.

5.     Omitted pursuant to transitional provisions of release No. 34-47262.

6.     Omitted pursuant to transitional provisions of release No. 34-47262.


Date:  March 4, 2003               Signature: /s/ George A. Henning
                                              Chief Executive Officer

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I, Barbara A. Kelley, certify that:

1. I have reviewed this report on From N-CSR of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.     Omitted pursuant to transitional provisions of release No. 34-47262.

5.     Omitted pursuant to transitional provisions of release No. 34-47262.

6.     Omitted pursuant to transitional provisions of release No. 34-47262.

Date:  March 4, 2003               Signature: /s/ Barbara A. Kelley
                                              Chief Financial Officer

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc.

By:    /s/ George A. Henning             Chairman, Pacific Advisors Fund Inc.

Date:  March 4, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:    /s/ George A. Henning             Chief Executive Officer

Date:  March 4, 2003

By:    /s/ Barbara A. Henning            Chief Financial Officer

Date:  March 4, 2003